United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: November 12, 2021
(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 12, 2021, in connection with the mergers between Realty Income Corporation (the “Company”) and VEREIT, Inc. (the “Mergers”), the Company completed the previously announced spin-off (the “Spin-Off”) of Orion Office REIT Inc. (“Orion”), pursuant to which the Company contributed certain office real properties (the “Orion Business”) to Orion and its operating partnership, Orion Office REIT LP (“Orion OP” and, the contribution transactions, the “Separation”) and, thereafter, effected a special distribution to its stockholders of all of the outstanding shares of common stock of Orion, which were held by the Company (the “Distribution”). In the Distribution, the Company distributed one share of Orion common stock for every ten shares of common stock of the Company held of record as of close of business on November 2, 2021, the record date for the Distribution.

On November 11, 2021, in connection with the Spin-Off, the Company entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) with Orion and Orion OP, which set forth the various individual transactions to be consummated that comprised the Separation and the Distribution, including the assets transferred to and liabilities assumed by Orion and its subsidiaries following the Distribution, including the Orion Business and the distribution by Orion to the Company of approximately $595 million from borrowings from Orion's credit facilities. The Separation and Distribution Agreement generally provides that the parties were required to use commercially reasonable efforts to cause the Separation and the Distribution to be consummated, including causing the conditions precedent to the Distribution to be satisfied, obtaining and making all necessary approvals and filings, obtaining third party consents, and executing any other necessary instruments. The Separation and Distribution Agreement also includes various post-closing covenants, including the treatment of the parties’ insurance policies, non-solicitation of the parties’ employees, information sharing and other operational matters. The Separation and Distribution Agreement includes a mutual release by the Company, on the one hand, and Orion, on the other hand, of the other party from certain specified liabilities, as well as mutual indemnification covenants pursuant to which the Company and Orion have agreed to indemnify each other from certain specified liabilities. The Distribution was completed on November 12, 2021, and as a result thereof, Orion became an independent, publicly traded real estate investment trust.

The description of the Separation and Distribution Agreement contained in this Current Report on Form 8-K (this “Current Report”) does not purport to be complete and are qualified in their entirety by reference to the full text of the Separation and Distribution Agreement, attached as Exhibit 2.1 to this Current Report, which is incorporated by reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2021, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) approved a one-time grant of performance share awards (“performance shares”) covering shares of common stock of the Company and a one-time cash bonus (collectively, the “awards”) to certain of the Company’s named executive officers (the “executives”) in connection with the completion of the Mergers and the transactions contemplated thereby, including the Spin-Off (the “VEREIT Transaction”). The awards were made to reward the executives for the successful consummation of the VEREIT Transaction and are intended to retain and motivate the executives to achieve optimal synergies and incentivize further growth from the Mergers. The performance share awards were granted under the Realty Income Corporation 2021 Incentive Award Plan, as amended (the “Plan”). The material terms and conditions of the awards are described below.

Performance Shares

General. Pursuant to the performance share awards, each executive is eligible to vest in a number of performance shares ranging from 80% to 100% of the total performance shares granted, based on the attainment of the performance goals described below (the “Performance Goals”) during a one-year period (with respect to AFFO accretion targets) or a two-year period (with respect to general and administrative expense synergies), in each case, commencing on the date on which the VEREIT Transaction closed (each a “Performance Period”), subject to the executive’s continued service through the conclusion of the applicable Performance Period except as described below.

Performance Vesting. Performance shares are eligible to vest based on achievement of AFFO accretion targets (50%) and general and administrative expense synergies (50%), over the applicable Performance Period.

Each performance share was granted in tandem with a dividend equivalent award, which will entitle the applicable executive to payment of a cash amount equal to the aggregate dividends paid by the Company on vested performance shares. The executives will not be entitled to any payment in respect to dividend equivalents underlying performance shares that do not vest for any reason.

Upon the completion of the Performance Period, any performance shares that satisfy the applicable performance vesting condition (“Performance Vested Shares”) will become fully vested and cease to be subject to forfeiture with respect to 50% of the Performance Vested Shares on each of (i) the completion of the applicable Performance Period, and (ii) the one year anniversary of the completion of the applicable Performance Period, in each case, subject to the executive’s continued service through such date except as described below.

Change in Control. In the event of a change in control of the Company (as defined in the applicable award agreement) prior to the end of an applicable Performance Period, the performance shares will vest on a pro rata basis, based on the number of days that the executive was employed during the applicable Performance Period, determined based on actual achievement of the applicable Performance Goal (pro-rated as of such date) on the date of such change in control, subject to the executive’s continued service until at least immediately prior to the change in control. In addition, all outstanding Performance Vested Shares (including any performance shares that become Performance Vested Shares in connection with such change in control, if any), will become fully vested and cease to be subject to forfeiture as of the date of the change in control, subject to the executive’s continued service until at least immediately prior to the change in control.

Certain Terminations of Service. Except as otherwise described below, any performance shares that have not fully vested as of the date on which an executive’s service terminates for any reason will be cancelled and forfeited by the executive.

If an executive’s service terminates due to death or disability prior to the completion of the applicable Performance Period, the total number of performance shares subject to such award (and the corresponding dividend equivalents) will vest in full upon such termination.

If an executive’s service is terminated by the Company without “cause” or by the executive by reason of (i) a “constructive termination” or, (ii) such executive’s “retirement” (each such term as defined in the applicable award agreement), in any case, prior to the completion of an applicable Performance Period, the performance shares will vest on a pro rata basis, based on the number of days that the executive was employed during the applicable Performance Period, determined based on actual achievement of the applicable Performance Goals (pro-rated as of such date) on the date of such termination. Any performance shares that do not become Performance Vested will be cancelled and forfeited upon the completion of the Performance Period. In addition, in the event that such termination occurs following the end of the Performance Period but prior to the first anniversary of the completion of the Performance Period, all outstanding Performance Vested Shares will become fully vested and cease to be subject to forfeiture as of the date of such termination.

On November 15, the Compensation Committee granted to each executive a number of performance shares having the values in the table below.

Named Executive Officer	Award Value
Sumit Roy	$2,250,000
Mark E. Hagan	$712,500
Christie B. Kelly	$675,000
Neil M. Abraham	$675,000
Michelle Bushore	$675,000

The foregoing description of the performance share awards is qualified in its entirety by the full text of the form of performance share award agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

One-Time Cash Bonus

On November 15, 2021, in connection with the closing of the VEREIT Transaction, the Compensation Committee approved one-time cash bonuses to the executives as follows:

Named Executive Officer	Cash Bonus Amount
Sumit Roy	$750,000
Mark E. Hagan	$237,500
Christie B. Kelly	$225,000
Neil M. Abraham	$225,000
Michelle Bushore	$225,000

Fifty percent of each cash bonus will be paid to the executive within 30 days following the closing of the VEREIT Transaction and the remaining 50% will be paid within 30 days following the six month anniversary of the closing the VEREIT Transaction, subject to the applicable executive’s continued employment on the payment date.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No	Description
2.1	Separation and Distribution Agreement, by and among Realty Income Corporation, Orion Office REIT Inc., and Orion Office REIT LP.*

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Pursuant to Item 601 (6)(2) of Regulation S-K, the Disclosure Letters to the Merger Agreement (identified therein) have been omitted from this Report and will be furnished to the SEC supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY INCOME CORPORATION

Date:	November 18, 2021	By:	/s/ Michelle Bushore
Michelle Bushore
Executive Vice President, Chief Legal Officer, General Counsel and Secretary